Filed Pursuant to Rule 433 Registration Nos. 333-292881 and 333-292881-01

Market Linked Notes

Monthly Offerings Summary
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This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosures.

Distributed by Wells Fargo Securities, LLC

Market Linked Notes are:

●Not Insured by the FDIC or Any Federal Government Agency

●Not a Deposit or Other Obligation of, or Guaranteed by, the Bank or Any Bank Affiliate

●Subject to Investment Risks, Including Possible Loss of the Principal Amount Invested

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Important Information

This monthly offering summary provides a brief overview of the Market Linked Notes (Market Linked Notes or a Market Linked Note, as the context requires, are referred to herein as an “MLN”) that are available to investors in the given month by Wells Fargo Advisors.

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION.

The first part of this monthly offering summary, beginning page [3], provides the Key Terms of each offering of MLN that is available to investors in the given month by Wells Fargo Advisors, organized by certain product types. The second part of this monthly offering summary (“Description of Key Terms”, beginning page [6]) provides a general description of those Key Terms and should be read together with the monthly offerings in order to understand the Key Terms of each available offering. Finally, the “Risk Factors” section of this monthly offering summary, beginning page [8], provides general risks and investment considerations applicable to MLN.

Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosures. The offering materials are included in this monthly offering summary as live links–please click on the “CUSIP” for each offering to access the relevant offering materials. The offering materials will also be provided to investors by their financial advisor. Investors should read and consider these documents carefully before investing. Prior to investing, investors should consult their financial advisor to understand the investment structure in detail.

MLN have complex features and investing in MLN involves risks not associated with an investment in conventional debt securities. MLN may not be appropriate for all investors. All payments on MLN are subject to the credit risk of the issuer, and investors have no ability to pursue any Market Measure or any assets included in any Market Measure for payment. If the issuer defaults on its payment obligations, an investor could lose their entire investment.

Each issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offerings to which this communication relates. Before investing, investors should read the prospectus in the applicable registration statement and other documents the applicable issuer has filed with the SEC for more complete information about the issuer and the offering. Investors may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the applicable issuer, any underwriter or any dealer participating in the offering will arrange to send investors the applicable prospectus if they request it by calling their financial advisor or by calling Wells Fargo Securities at 1-866-346-7732.

Wells Fargo Corporate & Investment Banking (CIB) is the trade name for the corporate banking, capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC (“Wells Fargo Securities”), member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities and Wells Fargo Prime Services, LLC, are distinct entities from affiliated banks and thrifts.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Offerings – Growth

The terms of Growth MLN provide for the potential to receive a positive return at maturity based on the performance of the Market Measure, as measured according to its return calculation and subject to the other terms of the MLN. The terms of Growth MLN also provide for the repayment of principal at maturity regardless of the performance of the Market Measure (subject to issuer credit risk).

Term	Issuer	Title of Note	Market Measure(s)	Key Terms	CUSIP	Expected Pricing Date

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Offerings – Call Premium with Growth

The terms of Call Premium with Growth MLN provide for the potential to receive a positive return in the form of a fixed Call Premium upon a call of such MLN, which will occur (i) in the case of an Auto-Callable MLN, if the closing level of the Market Measure on any specified call date is greater than or equal to its Call Level; or (ii) in the case of an Issuer Callable MLN, if the relevant issuer elects to redeem such MLN on any specified call date in its sole discretion. If not called, the terms of Call Premium with Growth MLN no longer provide for the opportunity to receive a fixed call premium but provide for the potential to receive a positive return at maturity based on the performance of the Market Measure, as measured according to its return calculation and subject to other terms of the MLN. The terms of Call Premium with Growth MLN also provide for the repayment of principal at maturity regardless of the performance of the Market Measure (subject to issuer credit risk).

Term	Issuer	Title of Note	Market Measure(s)	Key Terms	CUSIP	Expected Pricing Date

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Offerings – Call Premium

The terms of MLN with Call Premium provide for the potential to receive a positive return in the form of a fixed call premium upon a call of such MLN, which will occur (i) in the case of an Auto-Callable MLN, if the closing level of the Market Measure on any specified call date is greater than or equal to its Call Level; or (ii) in the case of an Issuer Callable MLN, if the relevant issuer elects to redeem such MLN on any specified call date in its sole discretion. The terms of MLN with Call Premium also provide for the repayment of principal at maturity regardless of the performance of the Market Measure (subject to issuer credit risk).

Term	Issuer	Title of Note	Market Measure(s)	Key Terms	CUSIP	Expected Pricing Date

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Description of Key Terms

The following is a general description of certain Key Terms that may be utilized in MLN. This section should be read together with the monthly offerings listed above in order to understand the Key Terms of each available offering. Please note that actual definitions of terms may vary. Please see the issuer’s offering materials for the actual terms and definitions that apply to a specific MLN. MLN are designed to be held to maturity and the specific terms and provisions of a MLN apply only if held to maturity or other payment date, if applicable. All payments on MLN are subject to the credit risk of the issuer, and investors have no ability to pursue any Market Measure or any assets included in any Market Measure for payment. If the issuer defaults on its payment obligations, an investor could lose their entire investment.

●Auto-Callable: Auto-Callable means that the MLN will be subject to automatic call prior to maturity on one or more specified call dates. If the closing level of the Market Measure on any call date is greater than or equal to its Call Level, the MLN will be automatically called, and on the related call settlement date (typically three business days after the relevant call date), investors will receive a cash payment equal to the principal amount plus a call premium or a final coupon payment, as applicable. After a MLN is automatically called, no further payments will be made. If the MLN is automatically called on one of the call dates prior to maturity, the term of the MLN will be limited and investors might not be able to reinvest their funds in an investment with a similar return profile.

●Averaging Return Calculation: Averaging Return Calculation means that the MLN provides the opportunity to receive a positive return at maturity based on the percentage change of the Market Measure as measured from its Starting Level (determined on the Pricing Date) to its average Ending Level (calculated as the arithmetic average of the closing levels of the Market Measure on the specified calculation days). An Averaging Return Calculation is based on the average of the levels of the Market Measure observed on a specified number of calculation days throughout the term of the MLN. On predetermined dates (e.g., annually, quarterly, monthly, etc.), the level of the Market Measure is recorded and those observations are used to calculate an average Ending Level. That calculated average Ending Level is compared to the Starting Level of the Market Measure to determine the percentage change. The averaging return calculation may result in a return that is less than might have been realized on a direct investment in the Market Measure held for the term of the MLN.

●Call Level: The Call Level will be a percentage of the Starting Level and will determine (as compared to the closing level of the Market Measure on a call date) whether or not the MLN will be automatically called.

●Call Premium: A Call Premium is a fixed positive return that is payable on the MLN if the MLN is called on a specified calculation day. The MLN will be called for the principal amount plus the call premium. For MLN with multiple call dates, the Call Premium is quoted on a per annum basis and therefore the Call Premium applicable to later call dates will be higher than the Call Premium attributable to earlier call dates. If called, the return on the MLN will be limited to the applicable Call Premium, even if the level of the Market Measure appreciates significantly.

●Ending Level: The closing level or closing price, as applicable, of a Market Measure on a calculation day occurring shortly before maturity (or, if “Averaging Return Calculation” is specified in Key Terms, the Ending Level will be based on an average of the closing levels or closing prices, as applicable, of a Market Measure on a specified number of calculation days occurring over the term of the MLN).

●Expected Pricing Date: The date on which a particular issuance of MLN is planned to be priced for initial sale to the public. Investors’ indications of interest for the MLN are due on or before such date.

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

●Fixed Coupon: A Fixed Coupon means that the MLN will pay fixed payments of interest at a specified per annum rate on periodic coupon payment dates, regardless of the performance of the Market Measure.

●Issuer Callable: Issuer Callable means that the MLN may be redeemed early at the discretion of the relevant issuer for the principal amount plus a call premium or final coupon payment (if applicable). After a MLN is redeemed by the issuer, no further payments will be made. The exercise of the redemption right will be within the issuer’s sole discretion and will not automatically occur based on the performance of the Market Measure.

●Market Measure: Market Measure refers to the underlying that is referenced to determine payments on the MLN. The Market Measure may be one or more equity indices, exchange-traded funds or common equity securities or American depositary shares of a company not affiliated with the relevant issuer, or any combination thereof.

●Maximum Return: A Maximum Return effectively sets a ceiling above which investors will not participate in further appreciation of the Market Measure. For example, a Maximum Return of 30% means that investors will not receive a positive return of more than 30% of the principal amount at maturity even if the Market Measure appreciates by more than 30%. Note that the Maximum Return effectively reduces the Participation Rate in scenarios where the Participation Rate multiplied by the appreciation of the Market Measure would exceed the Maximum Return.

●Minimum Return at Maturity. A Minimum Return at Maturity means that the MLN provides for the repayment of principal (subject to issuer credit risk), plus a positive return at maturity equal to the greater of a fixed minimum return and a return based on the performance of the Market Measure, as measured according to its return calculation and subject to the other terms of the MLN.

●Participation Rate: A Participation Rate determines the extent to which an investor will “participate” in any potential price appreciation of the Market Measure, as determined by the return calculation. A Participation Rate of 100% means an investor will participate in any positive returns (as determined by the return calculation) on a one-for-one basis. A Participation Rate greater than 100% means an investor will participate in positive returns (as determined by the return calculation) on a leveraged basis. For example, a Participation Rate of 200% means that if the Market Measure appreciates from its Starting Level to its Ending Level, investors will receive a total return at maturity equal to 200% of that appreciation (subject to any Maximum Return). For example, if the Market Measure appreciates by 10%, investors would receive a total return at maturity of 20% (which is 200% of 10%).

●Point to Point Return Calculation: Point to Point Return Calculation means that the MLN provides the opportunity to receive a positive return at maturity based on the percentage change of the Market Measure as measured from its Starting Level (determined on the Pricing Date) to its Ending Level (determined on a calculation day near maturity).

●Principal Return at Maturity. Principal Return at Maturity means that the MLN provides for the repayment of principal at maturity, regardless of the performance of the Market Measure (subject to issuer credit risk).

●Starting Level: The closing level or closing price, as applicable, of a Market Measure on the Pricing Date (or other date(s) as specified in the offering materials).

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Risk Factors

MLN have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different Market Measures. Each MLN and each Market Measure has its own unique set of risks and investment considerations. Before investing in any MLN, investors should thoroughly review the relevant offering materials for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to MLN.

General Risks Relating to all MLN

●Performance risk and opportunity costs. MLN provide for a maturity payment amount that may be greater than or equal to the principal amount of the notes, depending on the performance of the relevant Market Measure(s) and other terms of the notes, as described in the applicable offering materials. If the relevant Market Measure(s) do not perform favorably, investors may not receive any positive return on their investment in the MLN. Even if investors do receive a positive return on their investment in the MLN, there can be no assurance that an investor’s total return at maturity on the MLN will compensate them for the effects of inflation and their yield on the MLN may be less than the yield they could earn if they bought a traditional interest-bearing debt security of the applicable issuer or another issuer with a similar credit rating with the same maturity date. Investors should carefully consider whether an investment that may not provide for any positive return, or may provide a return that is lower than the return on conventional debt securities, is appropriate for them.

●Credit risk. Any investment in MLN is subject to the ability of the applicable issuer to make payments when they are due, and investors will have no ability to pursue the Market Measure or any assets included in the Market Measure for payment. If the issuer defaults on its payment obligations, investors could lose their entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of the MLN prior to maturity.

●Liquidity risk. MLN are not appropriate for investors who may have liquidity needs prior to maturity. MLN are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for MLN. Accordingly, investors may be unable to sell their MLN prior to their maturity date. The value of a MLN prior to maturity is subject to market fluctuations and if an investor is able to sell their MLN prior to maturity, they may receive substantially less than the original investment amount.

●Market value uncertain. MLN are not appropriate for investors who need their investments to maintain a stable value during their term. The value of a MLN prior to maturity will be affected by numerous factors, such as performance of the Market Measure(s); interest rates; volatility of the Market Measure(s); correlation among the Market Measures (if applicable); time remaining to maturity; dividend yields and the applicable issuer’s creditworthiness.

●Costs to investors. The original offering price of MLN will include certain costs that are borne by investors. These costs will adversely affect the economic terms of MLN and will cause their estimated value on the Pricing Date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for MLN, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in an investor’s favor following the Pricing Date, any secondary market price for MLN is likely to be less than the original offering price.

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

●No periodic fixed interest or dividend payments. Unless otherwise specified, MLN do not typically provide for fixed payments of interest. In addition, MLN linked to equity Market Measures do not provide for a pass through of any dividend paid on the equity Market Measures.

●Estimated value considerations. The estimated value of MLN that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, investors should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy MLN from an investor at any time after issuance.

●Conflicts of interest. Potential conflicts of interest may exist between investors and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may engage in business with companies whose securities are included in the Market Measure, or may publish research on such companies or the Market Measure. In addition, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on MLN. Finally, the estimated value of MLN may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

●Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the Market Measure or the value of MLN.

●Tax considerations. Investors should review carefully the relevant preliminary pricing supplement and other related offering documents and consult their tax advisors regarding the application of the U.S. federal tax laws to an investor’s particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

Risk Relating to MLN with a Maximum Return

●Limited upside. An investor’s return will be limited to the Maximum Return. The opportunity to participate in the possible increases in the level of the Market Measure(s) through an investment in the MLN will be limited because any positive return on the MLN will not exceed the Maximum Return. Because of the Maximum Return, the return investors receive at maturity on the MLN may be lower than the return they could have achieved on a direct investment in the Market Measure(s). Furthermore, the effect of the Participation Rate will be progressively reduced for all Ending Levels exceeding the Ending Level at which the Maximum Return is reached.

Risks Relating to MLN that pay a Call Premium

●Limited Upside. The potential return on the MLN is limited to the applicable Call Premium, regardless of the performance of the Market Measure. The Market Measure may appreciate by significantly more than the percentage represented by the applicable Call Premium from the Starting Level to the closing level on the applicable call date, in which case an investment in the MLN will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Market Measure. Furthermore, if the MLN are called on an earlier call date, investors will receive a lower Call Premium than if the MLN were called on a later call date.

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Risks Relating to MLN that are Auto-Callable

●Automatic call risk. If the MLN is automatically called, the term of the MLN will be less than the full term to maturity. If the MLN is automatically called, there is no guarantee that investors would be able to reinvest the proceeds at a comparable return for a similar level of risk.

Risks Relating to MLN that are Issuer-Callable

●Issuer call risk. The relevant issuer may, at its option, redeem the MLN on the dates specified in the offering materials. Although exercise of the redemption right will be within the issuer’s sole discretion, the issuer is more likely to redeem the MLN at a time when the Market Measure is performing favorably from an investor’s perspective. On the other hand, the issuer will be less likely to redeem the MLN at a time when the Market Measure is performing unfavorably from an investor’s perspective. If the issuer exercises its redemption right, the term of the MLN may be reduced. There is no guarantee that an investor would be able to reinvest the proceeds from an investment in the MLN at a comparable return for a similar level of risk in the event the issuer redeems the MLN prior to maturity.

Risks Relating to MLN that include an Averaging Return Calculation

●Average return risk. The average performance of the Market Measure that is measured for purposes of the MLN may be less favorable than the performance of the Market Measure as measured from its Starting Level to its level at or near stated maturity, which we refer to as its “point-to-point” performance. As a result, the return on the MLN may underperform the point-to-point performance of the Market Measure and, therefore, may underperform the return that would have been achieved on a direct investment in the Market Measure held over the term of the MLN. For example, if the level of the Market Measure increases at a more or less steady rate over the term of the MLN, the average Ending Level will be less than the level of the Market Measure at or near stated maturity, and the average performance of the Market Measure as measured for purposes of the MLN will be less than its point-to-point performance. This underperformance will be especially significant if there is a significant increase in the level of the Market Measure later in the term of the MLN. In addition, because of the way the average Ending Level is calculated, it is possible that investors will not receive any positive return at maturity even if the level of the Market Measure at or near stated maturity is significantly greater than the Starting Level. One scenario in which this may occur is when the level of the Market Measure declines early in the term of the MLN and increases significantly later in the term of the MLN. Investors should not invest in the MLN unless they understand and are willing to accept the return characteristics associated with the averaging feature of the MLN.

Risks Relating to the Market Measures

●Basket risk. If the Market Measure is a basket, the basket components may offset each other. Any appreciation of one or more basket components may be moderated, wholly offset, or more than offset, by depreciation of one or more other basket components.

●ETF risk. If the Market Measure is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in MLN linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

●Index risk. If the Market Measure is an index, or an ETF that tracks an index, an investor’s return on MLN may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, an investor should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, MLN will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, MLN will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

●Single stock risk. If the Market Measure is the common equity securities of a company, the price of that Market Measure can rise or fall sharply due to factors specific to that Market Measure and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic and political conditions.

●Commodity risk. MLN linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to an investor. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

●Currency risk. MLN linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

●Bond risk. MLN linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Disclaimer

MLN have complex features and investing in MLN involves risks not associated with an investment in conventional debt securities. MLN are not appropriate for all investors.

Investors should not purchase a MLN unless they understand and are able to bear the associated risks, including but not limited to: Market Measure performance risk; potential underperformance risk and opportunity costs; market value and interest rate fluctuations; risk that the issuer will default on any payments on a MLN, including the return of the original investment amount; limited appreciation potential; yield curve risk; potential lack of liquidity; reinvestment risk (if the MLN is callable at the option of the issuer or automatically callable based on the performance of the Market Measure); and potential conflicts of interest that could arise from the various activities that Wells Fargo & Company and its affiliates conduct in connection with a MLN. The value of a MLN prior to maturity is subject to market fluctuations and if an investor is able to sell their MLN prior to maturity, they may receive substantially less than the original investment amount.

MLN are designed to be held to maturity and the specific terms and provisions of a MLN apply only if held to maturity or other payment date, if applicable. All payments on MLN are subject to the credit risk of the issuer, and investors have no ability to pursue any Market Measure or any assets included in any Market Measure for payment. If the issuer defaults on its payment obligations, an investor could lose their entire investment.

Whether or not a MLN is an appropriate investment for an investor will depend on their individual circumstances, and they should reach an investment decision only after they and their investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the MLN in light of their particular circumstances. Investors should carefully read the relevant offering documents for complete product descriptions, including related risks and tax disclosures.

This material is not a product of any research departments of Wells Fargo & Company or its affiliates.

Prior to offering any MLN linked to an index, the relevant issuer will have an agreement with the sponsor of such index, providing it and certain of its affiliates or subsidiaries with a non-exclusive license with the right to use such index in connection with certain securities, including the MLN. THE MLN ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE SPONSOR OF THE INDEX TO WHICH THE MLN ARE LINKED, ANY AFFILIATE OF SUCH SPONSOR OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING SUCH INDEX. THE RELEVANT INDEX SPONSOR MAKES NO REPRESENTATION OR WARRANTY TO THE HOLDERS OF THE MLN OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN THE MLN. THE RELEVANT INDEX SPONSOR WILL HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE REGISTRATION, OPERATION, MARKETING, TRADING OR SALE OF THE MLN OR IN CONNECTION WITH THE RELEVANT ISSUER’S USE OF THE INDEX.

See the relevant offering materials for a copy of the full index disclaimer for the relevant index.